STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated as of April 22, 2005, is entered into by and between Electric Aquagenics Unlimited, Inc., a Delaware corporation ("Seller"), Tasker Capital Corp., a Nevada corporation ("Buyer).

      Seller and certain other stockholders (the "Other Stockholders") own the entire issued and outstanding capital stock of Biofilm Strategies Corporation, a Delaware (the "Company"), consisting of 1,329,630 shares of common stock, par value $1.00 per share (the "Shares"). Seller owns 359,000 of the Shares (the "Sale Shares"), which shares are owned of record and beneficially by Seller and constitute Seller's entire equity interest in the Company. In consideration of the promises and the mutual agreements, representations and warranties, covenants and provisions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller, intending to be legally bound, hereby agree as follows:

                          ARTICLE 1: PURCHASE AND SALE

      1.1. Sale of Shares. Upon the terms and subject to the conditions set forth in this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, assign, transfer and deliver to Buyer the Sale Shares, on the terms and for the consideration specified in this Agreement. Buyer shall acquire the Sale Shares free and clear of all liens, security interests, claims, pledges, mortgages, liabilities, conditional sale agreements, restrictions, charges, rights of first refusal, encumbrances, guarantees or third party rights of any kind ("Encumbrances").

      1.2 Purchase Price. The aggregate purchase price for the Sale Shares shall be Seven Hundred Eighteen Thousand and 00/100 Dollars ($718,000) (the "Purchase Price"), which shall be payable by Buyer to Seller in immediately available funds by wire transfer to a bank account identified by Seller by 4 PM on the day Buyer receives this executed Agreement, provided Buyer receives such Agreement by 3:30 PM of the same day.

      1.3 Closing. The closing of the purchase and sale of the Sale Shares (the "Closing") shall take place when the Seller receives the requirements of section
1.4 of this agreement (the "Closing Date") but no later than April 27, 2005.

      1.4 Deliveries at the Closing by Seller. On the Closing Date, Seller will deliver to Buyer the following certificates, instruments and documents which shall be duly executed by Seller and in form and substance reasonably satisfactory to Buyer:

      (a) the share certificate(s) in respect of all of the Sale Shares, signed and completed in the name of Buyer together with evidence satisfactory to Buyer that Buyer has been duly entered onto the books of the Company as the holder of the Sale Shares;

      (b) a certificate certifying that (1) attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement and all documents and instruments to be executed by Seller, hereunder, (2) such resolutions have not been modified, rescinded or amended and are in full force and effect, and (3) the names of each officer and director of Seller and such persons' respective offices, are as set forth in the certificate; and


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      (c) all such other instruments of sale, assignment, transfer or conveyance that Buyer may reasonably deem necessary or appropriate in order to perfect, confirm or evidence title to the Sale Shares in accordance with this Agreement and all such additional certificates, receipts, documents and instruments as Buyer shall reasonably request to evidence satisfaction of the obligations of Seller under this Agreement.

      (d) a complete and accurate list of all material intellectual property of the Company, including all patents, patent applications, trademarks, trade names, service marks, and copyrights owned, used or held for use by the Company.

      1.5 Deliveries at the Closing by Buyer. On the Closing Date, Buyer will deliver to Seller the following, certificates, instruments and documents which shall be duly executed by Buyer and be in form and substance reasonably satisfactory to Seller:

      (a) A certificate of the Secretary of Buyer certifying: (1) the good standing of Buyer in its state of incorporation, (2) resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement by it and the performance of its obligations hereunder, and (3) the incumbency and signatures of the officers of Buyer executing this Agreement; and

      (b) All such additional certificates, receipts, documents and instruments as Seller shall reasonably request in order to evidence satisfaction of the obligations of Buyer under this Agreement.

               ARTICLE 2: REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller hereby represents and warrants to Buyer that the statements contained in this Article 2 are true, correct and complete as of the date hereof and the Closing Date:

      2.1 Organization; Corporate Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is qualified to do business as a foreign corporation in each jurisdiction where it is required to be so qualified and is in good standing in each such jurisdiction, except where the failure to be so qualified would not have a material adverse effect on the Company. Seller has delivered to Buyer true, correct and complete copies of the Company's Articles of Incorporation and By-Laws, or similar documents, as currently in effect (the "Organizational Documents"). The Company has all requisite power and authority to own, lease and operate its properties and conduct its business as and where it is now being conducted.

      2.2 Authority of Seller and the Guarantors. The Seller has unrestricted rights to transfer the Sale Shares to Buyer and has the requisite authority to enter into, deliver and perform its obligations under this Agreement and each of the other agreements, instruments, documents and certificates to be executed and delivered by Seller pursuant to this Agreement (collectively with this Agreement, the "Transaction Documents"). Assuming the due execution by Buyer, this Agreement and the other Transaction Documents executed by Seller that are to be delivered on the Closing Date shall, when executed, constitute valid and binding obligations of Seller enforceable in accordance with their respective terms.


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      2.3 Capitalization. The authorized capital stock of the Company consists of 1,000,000 shares of Common Stock, of which 1,000,000 shares are issued and outstanding. There are no shares held in treasury. The Company has no other issued and outstanding securities or classes of capital stock. All of the Shares, including the Sale Shares, are duly authorized, validly issued, fully paid and nonassessable and owned of record free and clear of any Encumbrances by the persons and in such numbers as set forth on Schedule 2.3. Except as set forth on Schedule 2.3, there are no (a) outstanding securities convertible or exchangeable into shares of capital stock of the Company, (b) options, warrants, calls, subscriptions, preemptive rights or other rights, agreements or commitments obligating the Company to issue, transfer or sell any shares of its capital stock or (c) voting trusts or other agreements or understandings to which the Company is a party or by which the Company is bound with respect to the voting, transfer or other disposition of its shares of capital stock. Seller is the sole record and beneficial owner of the Sale Shares. The delivery to Buyer of the certificates representing the Sale Shares in accordance with this Agreement and the payment by Buyer to Seller of the Purchase Price in accordance with Section 1.2 shall transfer to Buyer record and beneficial ownership of the Sale Shares free and clear of any Encumbrances.

      2.4 No Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association or other business entity.

      2.5 Directors and Officers. A complete list of the directors and officers of the Company is set forth on Schedule 2.5 hereto.

      2.6 No Violation; Consents.

            (a) Except as set forth on Schedule 2.6, the execution and delivery of this Agreement and the other Transaction Documents by Seller and Guarantors, as applicable, does not and will not, and the performance by Seller and each Guarantor of its obligations under this Agreement and the other Transaction Documents, as applicable, does not and will not, violate or result in any violation of, conflict with or constitute or result in a default under, or give rise to a right of modification, termination or acceleration of any obligation, the creation of any Encumbrance upon any of the assets of the Company, Seller or either Guarantor or result in a loss of benefit (with or without due notice, lapse of time or both) under: (i) the Organizational Documents of the Company,
(ii) any term, condition or provision of any contract, loan or credit agreement, mortgage, indenture or other agreement or instrument to which any of Seller or the Guarantors is a party or by which any of their respective assets or properties are bound, (iii) any permit, license, judgment, order or decree by which the Company, Seller or either Guarantor is bound or (iv) any statute, ordinance, rule or regulation by which Seller or either Guarantor is bound.

            (b) Except for any item set forth on Schedule 2.6, no authorization, consent or approval of, filing or registration with, or notice to, any government or governmental agency or instrumentality, whether federal, state or local, domestic or foreign or person is necessary for the execution and delivery of, or the performance by, Seller of its obligations under this Agreement or the other Transaction Documents.

      2.7 Legal Proceedings. There is no claim, suit, action, proceeding, order or investigation pending or, to the knowledge of Seller, threatened against the Company, any of its assets or properties or any of its officers, directors, stockholders or key employees. The Company is not subject to any outstanding injunction, judgment, order, decree, ruling or charge.

      2.8 Compliance with Laws. The Company is in compliance in all material respects with all applicable permits, judgments and legal requirements required for the conduct of the Company's business or ownership of its assets.


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      2.9 Intellectual Property. Schedule 2.9 sets forth a complete and accurate list of all material intellectual property of the Company, including all patents, patent applications, trademarks, trade names, service marks, and copyrights owned, used or held for use by the Company (the "Intellectual Property"). Except as set forth on Schedule 2.9: (a) the Company exclusively owns or possesses adequate and enforceable rights to use all of the Intellectual Property free and clear of all Encumbrances; (b) all patents, marks and copyrights owned by the Company which are issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency anywhere in the world have been duly maintained (including the payment of maintenance fees) and are not expired, cancelled or abandoned; (c) the Company has taken all reasonable precautions in accordance with normal industry practice to protect the secrecy, confidentiality, and value of its trade secrets and the proprietary nature and value of its Intellectual Property; (d) there are no pending or threatened claims against the Company alleging a conflict with, infringement on or violation of the rights of others in or to any Intellectual Property ("Third Party Rights") or that any of the Intellectual Property is invalid or unenforceable; (e) the Intellectual Property does not infringe on or violate any Third Party Rights or infringe on or violate the rights of any person or entity under any patent; (f) the Company has not granted any license in respect of any intellectual property that provides any third party with any outstanding rights; (g) no current or former employee or consultant of the Company owns any rights in or to any of the Company's Intellectual Property; and
(h) there is no infringement by any person or entity of any of the Company's Intellectual Property.

               ARTICLE 3: REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to Seller that the statements contained in this Article 3 are true, correct and complete as of the date hereof and as of the Closing Date:

      3.1 Organization; Corporate Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to do business as a foreign corporation in each jurisdiction where it is required to be so qualified and is in good standing in each such jurisdiction, except where the failure to be so qualified would not have a material adverse effect on Buyer.

      3.2 Authority of Buyer. The Buyer has the requisite authority to enter into, deliver and perform its obligations under this Agreement and each of the other Transaction Documents. Assuming the due execution by Seller, this Agreement and the other Transaction Documents executed by Buyer that are to be delivered on the Closing Date shall, when executed, constitute valid and binding obligations of Buyer enforceable in accordance with their respective terms.

                         ARTICLE 4: RESTRICTIVE COVENANT

      4.1 Restrictive Covenant. During the five (5) year period following the Closing Date, neither Seller nor either Guarantor shall, directly or indirectly own, manage, operate or control any business engaged in the marketing, sale or development of technology, products or services in the United States of America in competition with the Company or any successor to its business (a "Competitive Business"); provided that the foregoing covenant shall not prohibit, or be interpreted as prohibiting, Seller or either Guarantor from making equity investments of less than two percent (2%) in publicly owned companies which conduct a Competitive Business.

                      ARTICLE 5: INDEMNIFICATION; REMEDIES

      5.1 Survival. All of the representations, warranties and covenants set forth in this Agreement shall survive the Closing.


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      5.2 Indemnification by Seller. Seller shall defend and hold harmless Buyer from and against any and all actions, suits, proceedings, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, deficiencies, costs, amounts paid in settlement, liabilities, obligations, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses (collectively, "Damages"), and shall indemnify and hold Buyer harmless for, and will pay to Buyer the amount of, any Damages incurred or suffered, directly or indirectly, by Buyer as a result of (a) any breach or inaccuracy or misrepresentation in any representation or warranty made by Seller in this Agreement or in any certificate of Seller delivered pursuant hereto or (b) any failure to perform or the breach of any covenant or agreement made by Seller in this Agreement.

      5.3 Indemnification by Buyer. Buyer shall defend and hold harmless Seller from and against any and all Damages and shall indemnify and hold Seller harmless for, and will pay to Seller the amount of any Damages incurred or suffered, directly or indirectly, by Seller as a result of (a) any breach of, or inaccuracy or misrepresentation in any representation or warranty made by Buyer in this Agreement or any certificate of Buyer delivered pursuant hereto or (b) any failure to perform or the breach of any covenant or agreement made by Buyer in this Agreement.

                       ARTICLE 6: MISCELLANEOUS PROVISIONS

      6.1 Notices. All notices, demands and other communications which may or are required to be given or made by either party to the other in connection with this Agreement shall be in writing (including telex, fax or other similar writing) and shall be deemed to have been duly given or made: (a) if sent by registered or certified mail, five (5) business days after the posting thereof with first class postage attached; (b) if sent by hand or overnight delivery, upon the delivery thereof; and (c) if sent by fax, upon confirmation of receipt of such fax, in each case addressed to the respective parties as follows:

            Seller:

                        Electric Aquagenics Unlimited
                        Attention:  _______________
                        Fax No.: _________________

            Buyer:

                        Tasker Capital Corp.
                        100 Mill Plain Road
                        Danbury, Connecticut 06811
                        Attention: Robert D. Jenkins, Chief Financial Officer Fax No.: 203.546.3427

or to such other address and to the attention of such other persons as either party hereto may specify from time to time by written notice to the other party.

      6.2 Entire Agreement. This Agreement and the schedules attached hereto (all of which are incorporated herein by this reference) is the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and the transactions contemplated hereby, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.


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      6.3 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

      6.4 No Third Party Beneficiaries. Nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person other than the parties hereto any legal or equitable right, remedy, claim or other benefit under or by reason of this Agreement.

      6.5 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, in all respects, exclusive of laws relating to conflicts of law.

      6.6 Interpretation. No presumptions shall arise favoring either party by virtue of the authorship of any provision of this Agreement. Each party to this Agreement has been represented by counsel of its choice in negotiating and drafting.

      6.7 Invalidity; Unenforceability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the remaining provisions of this Agreement shall not be affected and the court making the determination of invalidity or unenforceability shall have the power to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      6.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party without the prior written consent of the other party.

      6.9 Acknowledgement and Waiver. Seller and each Guarantor acknowledge and agree that (a) Buyer is purchasing the Sale Shares, which represent a minority of the equity of the Company, and that Buyer may in the future agree to purchase Shares from the Other Company Stockholders on terms that may differ from the terms set forth in this Agreement and (b) in the event that Buyer enters into such a transaction, Seller will not seek to challenge or enjoin such sale or assert any claim or liability against Buyer.

      6.10 Further Assurances. Each of the parties shall and shall cause its respective directors, officers, employees, shareholders, investors, partners, managers, representatives, agents or affiliates to, at any time and from time to time after the Closing, upon the reasonable request of the other party, to execute, acknowledge and deliver or cause to be executed, acknowledged and delivered all such further deeds, assignments, transfers, conveyances, powers of attorney or other instruments or documents and take such other action as may be reasonably required by the other party (at the cost and expense of the requesting party) for the effective assigning, transferring, granting, conveying, assuring and confirming to Buyer of the Sale Shares and otherwise to carry out the purpose and intent of this Agreement.


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SELLER:                                      BUYER:

ELECTRIC AQUAGENICS UNLIMITED, INC.          TASKER CAPITAL CORP.

By: __________________________________       By: _______________________________

Name: ________________________________       Name: _____________________________
Title: _______________________________       Title: ____________________________

Witness:                                     Witness:

By:___________________________________       By: _______________________________
Name: ________________________________       Name: _____________________________


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